Angion Provides Corporate Update and Reports First Quarter 2021 Financial Results

Uniondale, NY – May 17, 2021 – Angion Biomedica Corp (NASDAQ:ANGN), a late-stage biopharmaceutical company focused on the discovery, development, and commercialization of novel small molecule therapeutics to address acute organ injuries and fibrotic diseases, today provided a corporate update and reported financial results for the quarter ended March 31, 2021.

“Angion has accomplished a great deal so far in 2021,” said Dr. Jay R. Venkatesan, Angion’s President and Chief Executive Officer. “We have completed enrollment in two ANG-3777 Phase 2 trials and successfully executed an initial public offering and concurrent private placement raising gross proceeds of $117 million to help finance the advancement of our clinical pipeline towards regulatory approvals. We continue to execute our strategies for ANG-3777 and ANG-3070 and look forward to sharing data from both these programs in 2021.”

Upcoming 2021 Key Milestones

Programs	Milestones
ANG-3777
•    Topline Phase 2 data for ANG-3777 in acute lung injury associated with COVID 19 related pneumonia in H1 2021
•    Topline Phase 2 data for ANG-3777 in acute kidney injury associated with cardiac surgery involving cardiopulmonary bypass surgery in H2 2021
•    Topline Phase 3 data for ANG-3777 in transplant-associated acute kidney injury, also known as delayed graft function, by the end of 2021

ANG-3070	• Phase 1 data from healthy volunteer study in H1 2021 • Initiation of Phase 2 trial of ANG-3070 in patients with proteinuric kidney diseases in 2021

2021 Corporate Highlights
•    Completed enrollment of the ANG-3777 Phase 2 trial in cardiac surgery-associated acute kidney injury (CSA-AKI)
•    Completed enrollment of the ANG-3777 Phase 2 trial in Brazil in patients with acute lung injury associated with COVID-19 pneumonia who are at high risk of progressing to Acute Respiratory Distress Syndrome (ARDS)
•    Closed a successful initial public offering and concurrent private placement with aggregate gross proceeds of $117.0 million

First Quarter 2021 Financial Results
As of March 31, 2021, Angion had cash and cash equivalents totaling $130.5 million. Angion expects current cash resources, combined with the potential milestones payable under its license agreement with Vifor for the development and commercialization of ANG-3777 in renal indications, to be sufficient to fund planned operations into 2022.
Contract revenue for the three months ended March 31, 2021 was $0.4 million compared with zero for the three months ended March 31, 2020.
Grant revenue for the three months ended March 31, 2021 was zero compared with $0.9 million for the three months ended March 31, 2020.
Research and development expenses for the three months ended March 31, 2021 were $14.3 million compared with $9.6 million for the three months ended March 31, 2020.
General and administrative expenses for the three months ended March 31, 2021 were $6.0 million compared with $3.5 million for the three months ended March 31, 2020.
Net losses for the three months ended March 31, 2021 were $36.7 million compared with $13.2 million for the three months ended March 31, 2020.

About Angion

Angion is committed to transforming the treatment paradigm for patients suffering from acute organ injuries and fibrotic diseases for which there are no approved medicines or where existing approved medicines have limitations. Angion’s lead product candidate, ANG-3777, is a hepatocyte growth factor (HGF) mimetic currently being evaluated in a Phase 3 registration trial for delayed graft function in patients undergoing deceased donor kidney transplantation, a Phase 2 trial in cardiac-surgery associated acute kidney injury, and a Phase 2 trial in patients with COVID-19 related pneumonia at high risk for acute respiratory distress syndrome. Angion is also currently evaluating ANG-3070, a tyrosine kinase receptor inhibitor for the treatment of fibrotic disease, in Phase 1. Additionally, Angion has preclinical programs for a rho kinase 2 (ROCK2) inhibitor and a CYP11B2 (aldosterone synthase) inhibitor. For more information, please visit www.angion.com.

Forward Looking Statements

Statements contained in this press release regarding matters that may occur in the future are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements in this press release regarding Angion’s expectations regarding the potential safety and efficacy of the Company’s product candidates, including ANG-3777 and ANG-3070, the potential results and outcomes of our clinical development programs involving ANG-3777 or other product candidates, the timing of the availability of and Angion’s disclosure of topline data from such programs, and the adequacy of our cash resources over time. Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: Angion’s ability to demonstrate sufficient evidence of efficacy and safety in its clinical trials of ANG-3777 and its other product candidates; the accuracy of the Company’s estimates relating to its ability to initiate and/or complete clinical trials; the results of preclinical studies to be predictive of future results; the unpredictability of the regulatory process; regulatory developments in the United States, and other foreign countries; the costs of clinical trials may exceed expectations; the Company’s ability to raise additional capital; the effects of COVID-19 on the Company’s clinical programs and business operations. For a description of risks and uncertainties that could cause actual results to differ from those expressed in forward-looking statements, see the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Securities and Exchange Commission on May 17, 2021, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Angion undertakes no obligation to update any forward-looking statement in this press release, except as required by law.

Contact
Daniel Ferry
LifeSci Advisors
617-430-7576
daniel@lifesciadvisors.com

ANGION BIOMEDICA CORP.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue:
Contract revenue	$371	$—
Grant revenue	—	865
Total revenue	371	865
Operating expenses:
Cost of grant revenue	—	383
Research and development	14,298	9,596
General and administrative	6,012	3,455
Total operating expenses	20,310	13,434
Loss from operations	(19,939)	(12,569)
Other income (expense), net	(16,748)	(653)
Net loss	$(36,687)	$(13,222)
Net loss per common share, basic and diluted	$(1.56)	$(0.91)
Weighted average common shares outstanding, basic and diluted	23,443,851	14,462,823

ANGION BIOMEDICA CORP.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	March 31,	December 31,
	2021	2020

ASSETS
Current assets
Cash and cash equivalents	$130,456	$34,607
Prepaid expenses and other current assets	3,042	7,690
Total current assets	133,498	42,297
Property and equipment, net	246	156
Right of use assets	4,541	4,072
Investments in related parties	877	822
Other assets	38	—
Total assets	$139,200	$47,347
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$6,690	$5,578
Accrued expenses	4,092	6,665
Lease liability—current	780	611
Deferred revenue—current	3,792	3,942
Warrant liability	714	10,704
Convertible promissory notes payable at fair value	—	51,170
Series C convertible preferred stock at amortized cost	—	26,001
Series C convertible preferred stock at fair value	—	2,518
Other short-term debt	895	260
Total current liabilities	16,963	107,449
Lease liability—noncurrent	4,150	3,847
Deferred revenue—noncurrent	25,644	25,865
Other long-term debt	—	635
Total liabilities	46,757	137,796
Stockholders' equity (deficit)
Common stock	300	156
Treasury stock	(2,991)	(1,846)
Additional paid-in capital	292,670	72,136
Accumulated other comprehensive loss	(287)	(333)
Accumulated deficit	(197,249)	(160,562)
Total stockholders' equity (deficit)	92,443	(90,449)
Total liabilities and stockholders' equity (deficit)	$139,200	$47,347